UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

ADAMANT DRI PROCESSING and MINERALS GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49729	61-1745150
State of Incorporation	Commission File Number	IRS Employer I.D. Number

99 East State Street, # 202, Eagle, Idaho 83616

(Address of Principal Executive Offices)

Registrant’s telephone number: (310) 220-4280

6305 Hilltop Court, Fort Lee, New Jersey 07024

(former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On March 28, 2022, Global Strategies, Inc. completed the acquisition of 11,866,563 shares of the common stock of Adamant DRI Processing and Minerals Group (the “Company”) from five shareholders which included Ethan Chuang, then our sole director and officer, and China Concentric Capital Group Ltd. The 11,866,563 shares represent approximately 73% of the outstanding shares of the Company as of the date hereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment orf Principal Officers.

Effective upon closing of the acquisition of shares of the Company described in Item 5.01, Ethan Chuang resigned from his position as an officer and director of the Company. Immediately prior to his appointment, Mr. Chuang appointed Dr. Larry L. Eastland as the sole director and President of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022

ADAMANT DRI PROCESSING and MINERALS GROUP

By:	/s/ Dr. Larry L. Eastland
Dr. Larry L. Eastland, President

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